Exhibit 10.77
UNITED STATES OF AMERICA
BEFORE THE
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, D.C.

Docket No. 10-055-PCA-SM
In the Matter of
Prompt Corrective Action
MIDWEST BANK AND TRUST COMPANY	Directive Issued Upon Consent
Elmwood Park, Illinois	Pursuant to Section 38 of the
Federal Deposit Insurance Act, as
Amended

     WHEREAS, the Board of Governors of the Federal Reserve System (the “Board of Governors”) determined that, as of February 23 , 2010, Midwest Bank and Trust Company, Elmwood Park, Illinois (the “Bank”), a state chartered bank that is a member of the Federal Reserve System, was significantly undercapitalized, as defined in section 208.43(b)(4) of Regulation H of the Board of Governors (12 C.F.R. § 208.43(b)(4)), for purposes of section 38 of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. § 1831o);
     WHEREAS, the actions in this Prompt Corrective Action Directive (the “Directive”) are necessary to carry out the purposes of section 38 of the FDI Act; and
     WHEREAS, on March 29, 2010, the board of directors of the Bank, at a duly constituted meeting, adopted a resolution authorizing and directing Roberto R Herencia to enter into this Directive on behalf of the Bank, and consenting to compliance with each and every provision of this Directive by the Bank and its institution-affiliated parties, as defined in section 3(u) of the FDI Act (12 U.S.C. § 1813 (u)).

     NOW THEREFORE, pursuant to section 38 of the FDI Act and section 208.45 of Regulation H of the Board of Governors, the Board of Governors immediately directs that:
     1. The Bank shall no later than 45 days of the date of this Directive (or such additional time as the Board of Governors may permit), in conjunction with the Bank’s parent bank holding company, Midwest Bank Holdings, Inc., Melrose Park, Illinois:
          (a) Increase the Bank’s equity through the sale of shares or contributions to surplus in an amount sufficient to make the Bank adequately capitalized as defined in section 208.43(b)(2) of Regulation H of the Board of Governors (12 C.F.R. § 208.43(b)(2));
          (b) enter into and close a contract to be acquired by a depository institution holding company or combine with another insured depository institution, closing under which contract is conditioned only on the receipt of necessary regulatory approvals, the continued accuracy of customary representations and warranties, and the performance of customary pre-closing covenants; or
          (c) take other necessary measures to make the Bank adequately capitalized.
     2. The Bank shall comply fully with the provisions of section 38(d)(1) of the FDI Act (12 U.S.C. § 1831o(d)(1)) restricting the making of any capital distributions, including, but not limited to, the payment of dividends.
     3. (a) The Bank shall not, without the prior written approval of the Federal Reserve Bank of Chicago (the “Reserve Bank”) and the fulfillment of one of the requirements set forth in paragraph 1, solicit and accept new deposit accounts or renew any time deposit bearing an interest rate that exceeds the prevailing effective rates on deposits of comparable amounts and maturities in the Bank’s market area.
          (b) Within 30 days of this Directive, the Bank shall submit an acceptable plan and timetable to the Reserve Bank for conforming the rates of interest paid on all existing non-time deposit accounts to the prevailing effective rates on deposits of comparable amounts in the Bank’s market area. The plan shall detail the current composition of the applicable deposits by rate and provide a specific date for conforming all deposit rates to the statutory restriction.
     4. (a) The Bank shall comply fully with the provisions of section 38(f)(2)(B)(i) of the FDI Act (12 U.S.C. § 1831o(f)(2)(B)(i)) requiring that all transactions between the Bank and any affiliate comply with section 23A of the Federal Reserve Act (12 U.S.C. § 371c).
          (b) For the purposes of this Directive, the terms (i) “transaction” shall include, but not be limited to, the transfer, sale or purchase of any asset, including cash, or the direct or indirect payment of any expense or obligation of, the payment of a management or service fee of any nature to, or any extension of credit to an affiliate; (ii) “extension of credit” shall be defined as set forth in section 215.3 of Regulation O of the Board of Governors (12 C.F.R. § 215.3); and (iii) “affiliate” shall be defined as set forth in subparagraph (b)(1) of section 23A of the Federal Reserve Act (12 U.S.C. § 371c(b)(1)) and section 223.2 of Regulation W of the Board of Governors (12 C.F.R. § 223.2).
     5. The Bank shall comply fully with the provisions of sections 38(f)(4)(A)(i) and (ii) of the FDI Act (12 U.S.C. §§ 1831o(f)(4)(A)(i) and (ii)) restricting the payment of bonuses to senior executive officers and increases in compensation of such officers.
     6. The Bank shall comply fully with the provisions of sections 38(e)(3) and (4) of

The FDIC Act (12 U.S.C. §§ 1831o(e)(3) and (4)) restricting asset growth, acquisitions, branching, and new lines of business.
     7. All communications regarding this Directive shall be sent to:
(a)	Mr. Charles F. Luse Assistant Vice President Federal Reserve Bank of Chicago 230 South LaSalle Street Chicago, Illinois 60604

(b)	Mr. Roberto R. Herencia President and Chief Executive Officer Midwest Bank and Trust Company 501 W. North Avenue Melrose Park, Illinois 60160
     8. Notwithstanding any provision of this Directive, the Reserve Bank may, in its sole discretion, grant written extensions of time to the Bank to comply with any provision of this Directive.
     9. The provisions of this Directive shall be binding upon the Bank and its institution-affiliated parties, in their capacities as such, and their successors and assigns.
     10. Each provision of this Directive shall remain effective and enforceable until stayed, modified, terminated or suspended in writing by the Board of Governors.
     11. The provisions of this Directive shall not bar, estop or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state department or agency from taking any other action affecting the Bank or any of its current or former institution-affiliated parties and their successors or assigns.

     12. (a) The Directive does not supersede the Written Agreement by and among the Bank, the Reserve Bank, and the Illinois Department of Financial and Professional Regulation, Division of Banking (the “Department”), dated December 18 , 2009.
          (b) Notwithstanding any provision of this Directive, the Bank shall comply with any other supervisory action issued by the Board of Governors, the Reserve Bank, or the Department.
     13. As set forth in section 263.205 of the Board of Governors’ Rules of Practice for Hearings (12 C.F.R. § 263.205), this Directive is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).
     By order of the Board of Governors of the Federal Reserve System, effective this 30th day of March, 2010.

MIDWEST BANK AND TRUST COMPANY		BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

By:	/s/ Roberto R. Herencia	By:	/s/ Robert de V. Frierson

	Roberto R. Herencia		Robert de V. Frierson
	President and CEO		Deputy Secretary of the Board

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